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                                                                     Exhibit 4.2
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                                                                  EXECUTION COPY





                       REASSIGNMENT NO. 1 OF RECEIVABLES

                 REASSIGNMENT NO. 1 OF RECEIVABLES, dated as of June 22, 1996 (the "Reassignment"), by and between First Union National Bank of Georgia, a national banking association organized under the laws of the United States (the "Bank"), and The Bank of New York, a banking corporation organized under the laws of the State of New York (the "Trustee") pursuant to the Pooling and Servicing Agreement referred to below.

                              W I T N E S S E T H:

                 WHEREAS, the Bank and the Trustee are parties to the Pooling and Servicing Agreement, dated as of September 29, 1995 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

                 WHEREAS, pursuant to the Pooling and Servicing Agreement, the Bank wishes to remove all Receivables from certain designated Accounts of the Bank (the "Removed Accounts") and to cause the Trustee to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to the Bank (as each such term is defined in the Pooling and Servicing Agreement); and

                 WHEREAS, the Trustee is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof;

                 NOW, THEREFORE, the Bank and the Trustee hereby agree as follows:

                 1. Defined Terms. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

                 "Removal Date" shall mean, with respect to the Removed Accounts designated hereby, June 22, 1996.

                 "Removal Notice Date" shall mean, with respect to the Removed Accounts designated hereby, May 30, 1996 (which shall be a date on or prior to the fifth Business Day prior to the Removal Date).

                 2.       Designation of Removed Accounts.

                 (a) The Bank shall deliver to the Trustee, not later than five Business Days after the Removal Date, a computer file or microfiche list containing a true and complete list of each
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         MasterCard and VISA account which as of the Removal Date shall be deemed to be a Removed Account, such accounts being identified by account number and by the aggregate amount of Receivables in such accounts as of the close of business on the Removal Date. Such list shall be marked as Schedule 1 to this Reassignment and shall be incorporated into and made a part of this Reassignment as of the Removal Date.

                 (b) The Bank shall remove the designation "S" from the Pool Index File for the Removed Accounts.

                 3.       Conveyance of Receivables.

                 (a) The Trustee, on behalf of the Trust, does hereby reconvey to the Bank, without recourse on and after the Removal Date, all right, title and interest of the Trust in and to the Receivables now existing and hereafter created in the Removed Accounts designated hereby, all monies due or to become due with respect thereto (including all Finance Charge Receivables), all proceeds (as defined in Section 9-306 of the UCC as in effect in the State of Georgia) of such Receivables, Insurance Proceeds relating to such Receivables and the proceeds thereof.

                 (b) In connection with such transfer, the Trustee agrees to execute and deliver to the Bank on or prior to the date of this Reassignment, a termination statement with respect to the Receivables now existing and hereafter created in the Removed Accounts designated hereby (which may be a single termination statement with respect to all such Receivables) evidencing the release by the Trust of its Lien on the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to remove such Lien.

                 4. Representations and Warranties of the Bank. The Bank hereby represents and warrants to the Trust as of the Removal Date:

                 (a) Legal Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                 (b) Selection Procedures. No selection procedures believed by the Bank to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Removed Accounts designated hereby.

                 5. Conditions Precedent. The amendment of the Pooling and Servicing Agreement set forth in Section 6 hereof is subject to the





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satisfaction, on or prior to the Removal Date, of the following condition precedent:

                 The Bank shall have delivered to the Trustee an Officer's Certificate certifying that (i) as of the Removal Date, all requirements set forth in Section 2.07 of the Pooling and Servicing Agreement for designating Removed Accounts and reconveying the Receivables of such Removed Accounts, whether now existing or hereafter created, have been satisfied, and (ii) each of the representations and warranties made by the Bank in Section 4 hereof is true and correct as of the Removal Date. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

                 6.       Amendment of the Pooling and Servicing Agreement.
The Pooling and Servicing Agreement is hereby amended to provide that all references therein to the "Pooling and Servicing Agreement," to "this Agreement" and "herein" shall be deemed from and after the Removal Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Reassignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions to the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to non-compliance with any term or provision of the Pooling and Servicing Agreement.

                 7. Counterparts. This Reassignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                 8. Governing Law. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.





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                 IN WITNESS WHEREOF, the undersigned have caused this
Reassignment to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                    First Union National
                                      Bank of Georgia


                                    By: /s/ James H. Gilbraith II
                                        --------------------------------
                                         Name: James H. Gilbraith II
                                         Title: Vice President and
                                                Managing Director


                                    The Bank of New York
                                      as Trustee


                                    By: /s/ Joseph G. Ernst
                                        -----------------------------
                                         Name: Joseph G. Ernst
                                         Title: Assistant Vice President





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                                                                 Schedule 1
                                                                 to Reassignment
                                                                 of Receivables


                                REMOVED ACCOUNTS





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